UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report      (Date of earliest event reported):      June 20, 2006

SEACOAST BANKING CORPORATION OF FLORIDA (Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida (Address of Principal Executive Offices)	34994 (Zip Code)

Registrant’s telephone number, including area code:                  (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2006, Evans Crary, Jr., who is 76 years old, formally resigned from the Board of Directors of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), effective June 30, 2006.  Mr. Crary’s intention to retire from the Board was previously announced in the Company’s proxy statement dated March 24, 2006.

On June 20, 2006, the Board of Directors, upon recommendation of the Company’s Nominating and Governance Committee, elected Edwin E. Walpole, III to the Board of Directors to fill the vacancy created by Mr. Crary upon his retirement.  Mr. Walpole will serve as a Class III director, with an initial term expiring at the Company’s 2008 annual meeting of shareholders. There are no arrangements or understandings between Mr. Walpole and the Company or any other persons, pursuant to which he was selected as a director.  There are no transactions in which Mr. Walpole has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Walpole will serve on the Company’s Salary and Benefits Committee.  Mr. Walpole will receive compensation for his service as a director in accordance with the Company’s customary director compensation policies, under which Board members who are not executive officers of the Company or its subsidiaries are paid an annual retainer of $23,000 for their service as directors and $700 for each Board meeting attended.  As a member of the Salary and Benefits Committee, Mr. Walpole will also receive an additional $800 for each Salary and Benefits Committee meeting he attends.  Mr. Walpole is also eligible to participate in the Directors’ Deferred Compensation Plan.

A copy of the related press release dated June 22, 2006 announcing the appointment of Mr. Walpole to the Company’s Board of Directors and the resignation of Mr. Crary from the Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release announcing the retirement of Evans Crary, Jr. and the appointment of Edwin E. Walpole, III to the Board of Directors of Seacoast

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Date:  June 22, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release announcing the retirement of Evans Crary, Jr. and the appointment of Edwin E. Walpole, III to the Board of Directors of Seacoast